TUCSON ELECTRIC POWER COMPANY

                      RESTRICTED STOCK AWARD AGREEMENT


             THIS RESTRICTED STOCK AWARD AGREEMENT (this "Agreement") is dated as of the ____ day of __________, 1997, between TUCSON
ELECTRIC POWER COMPANY, an Arizona corporation (the "Company"), and _________________________ (the "Employee").

                                 W I T N E S S E T H

             WHEREAS, the Company has adopted and the shareholders of the Company have approved the Tucson Electric Power Company 1994
Stock and Incentive Plan (the "Plan"); and

             WHEREAS, the Compensation Committee of the Board of Directors (the "Committee") has granted to the Employee as of the date first written above (the "Award Date") a restricted stock award ("Restricted Stock Award") under the Plan, upon the terms and conditions set forth herein; and

             WHEREAS, the Company has not yet determined whether the Restricted Stock Award will be satisfied through the issuance of new shares of its common stock, no par value ("Common Stock"), or shares of Common Stock that it acquires on the open market; and

             WHEREAS, the Company and the Employee desire to evidence the Committee's grant of the Restricted Stock Award and provide that the Committee will, subject to the restrictions described below, transfer shares of its Common Stock to Employee upon the terms and conditions described herein as soon as practical following the Company's determination as to the source of such shares;

             NOW, THEREFORE, in consideration of the services rendered and to be rendered by the Employee, and the mutual promises made herein and the mutual benefits to be derived therefrom, the parties agree to the terms and conditions set forth herein (including the terms and conditions incorporated by reference from the Plan).

             1. DEFINED TERMS. Capitalized terms not otherwise defined herein shall have the meaning assigned to such terms in the Plan.

             2. AWARD OF RESTRICTED STOCK. Subject to the terms of this Agreement, the Company grants to the Employee a Restricted
Stock Award with respect to an aggregate of ____________ shares of Common Stock (the "Restricted Stock") as of the Award Date. The
Company will transfer such shares of Restricted Stock to Employee after it has determined the source of such shares.

             3.     OWNERSHIP RIGHTS OF RESTRICTED STOCK.

             (a) Restrictions on Transfer. Prior to the time they become vested, neither the shares of Restricted Stock comprising the Restricted Stock Award nor any interest therein, amount payable in respect thereof, nor Restricted Property (as defined in Section
7) subject thereto, may be sold, assigned, transferred, pledged or otherwise disposed of, alienated or encumbered, either voluntarily or involuntarily, other than by will or the laws of descent and distribution.

             (b) Dividends; Voting Rights. Subject to the terms of this Agreement, during the Restricted Period (as defined in Section
4), the Employee shall have, with respect to the Restricted Stock, all rights of a shareholder of the Company, including the right to vote such shares and the right to receive all regular cash dividends, if any, paid with respect to the shares of Restricted Stock; provided, that such voting and dividend rights shall terminate immediately with respect to any shares of Restricted
Stock upon forfeiture of those shares pursuant to Section 5 of this Agreement.

             (c)    Certificates.  Subject to the requirements of
Section 8, the Company shall issue a certificate or certificates for the shares of Restricted Stock subject to the Restricted Stock Award, registered in the name of the Employee, which certificate(s) shall, upon redelivery thereof to the Company pursuant to subsection (d) below, be held by the Company until the restrictions on such shares shall have lapsed and the shares shall thereby have become vested or the shares represented thereby are forfeited hereunder. The certificate(s) representing shares forfeited hereunder and any shares accumulated thereon shall be cancelled; any other rights or property (including Restricted Property) accumulated in respect thereof shall also be forfeited and shall revert to the Company. The share certificate(s) representing Restricted Stock shall bear a legend referring to this Agreement and restrictions and limitations on such shares.

             (d) Certificates to be Held by Company; Power of Attorney. Upon delivery to the Employee of the certificate(s) representing shares of Restricted Stock awarded to the Employee, the Employee shall redeliver such certificate(s) to the Company, together with a stock power or stock powers, in blank, with respect to such certificate(s), to be held by the Company pursuant to the terms hereof. The Employee hereby appoints the Company and each of its authorized representatives as the Employee's attorney(s)-in-fact to effect any transfer of unvested forfeited shares (or shares otherwise reacquired by the Company hereunder) or related cash, property or rights (including Restricted Property) to the Company as may be required pursuant to the Plan and this Agreement and to execute such documents as the Company or such representatives deem necessary or advisable in connection with any such transfer.

             (e) Delivery of Certificates. Subject to the requirements of Section 8, promptly after the lapse or other release of restrictions in accordance with the terms hereof, a certificate or certificates evidencing the number of shares of Common Stock as to which the restrictions have lapsed or been released or such lesser number as may be permitted pursuant to
Section 9 shall be delivered to the Employee or other person entitled under the Plan to receive the shares. The Employee or such other person shall deliver to the Company any representations or other documents or assurances required pursuant to Section 8. The shares so delivered shall no longer be Restricted Stock or restricted shares hereunder or under the Plan.

             (f) Return of Shares. Upon the occurrence of any for-feiture of shares of Restricted Stock hereunder, such unvested, forfeited shares shall, without payment of any consideration by the Company for such transfer, be automatically transferred to the Company, without any other action by the Employee, or the Employee's Beneficiary or Personal Representative, as the case may be. The Company may exercise its powers under Section 3(d) and take any other action necessary or advisable to evidence such transfer. The Employee, or the Employee's Beneficiary or Personal Representative, as the case may be, shall deliver any additional documents of transfer that the Company may request to confirm the transfer of such unvested, forfeited shares to the Company.

             (g) Delivery of Shares. Vested shares and any other amounts deliverable pursuant to this Award shall be delivered and paid only to the Employee or the Employee's Beneficiary or Personal Representative, as the case may be.

             4. LAPSE OF RESTRICTIONS. The shares of Restricted Stock awarded to the Employee pursuant to Section 2 hereof and any additional Restricted Property shall be subject to the restrictions set forth in Section 3(a) during the Restricted Period (as defined below). The "Restricted Period" shall commence as of the Award
Date and shall terminate as follows:


         Date Shares Become                Percentage of Shares
       Free From Restrictions             Free From Restrictions

       First anniversary                          33-1/3%
       of Award Date

       Second anniversary                         33-1/3%
       of Award Date

       Third anniversary                          33-1/3%
       of Award Date


             5.     TERMINATION OF EMPLOYMENT.

             (a) In the event that Employee terminates employment with the Company for any reason other than those set forth in subsections 5(b) and 5(c) during the Restricted Period, then any shares of Restricted Stock which are still subject to any restrictions set forth above shall upon such termination of employment automatically be forfeited and returned to the Company; provided, however, that in the event of an involuntary termination of Employee's employment, the Committee may, in its sole discretion, waive the automatic forfeiture of any or all shares of Restricted Stock and may add such new restrictions as it deems appropriate.

             (b) In the event that Employee attains normal retirement age under the Company's Salaried Employees Retirement Plan or the Pension Trust Plan for Employees of Tucson Electric Power Company represented by IBEW Local 1116, the Restricted Period applicable to the Restricted Stock pursuant to Section 4 hereof shall automatically terminate and, except as otherwise provided in
Section 8, the shares of Restricted Stock shall thereby be free of restrictions and freely transferable. In the event that the Employee terminates employment with the Company because of Early Retirement under the Salaried Employees Pension Plan, any shares of Restricted Stock still subject to restrictions shall be forfeited and returned to the Company; provided, however, that the Committee in its sole discretion may waive the restrictions remaining on any or all shares of Restricted Stock or add such new restrictions to those shares of Restricted Stock as it deems appropriate.

             (c) If the employment of the Employee terminates by reason of death or Disability, the restrictions applicable to the shares of Restricted Stock pursuant to Section 4 shall terminate automatically with respect to that number of shares (rounded to the nearest whole number) equal to the number of shares of Restricted Stock granted to such Participant multiplied by the number of full months which have elapsed since the date of grant divided by the maximum number of full months of the Restricted Period. All remaining shares still subject to restrictions shall be forfeited and returned to the Company; provided, however, that the Committee in its sole discretion, may waive the restrictions remaining on any or all such remaining shares. The Calculated Portion (as defined below) of all shares of Restricted Stock, which are then subject to any restrictions set forth above, shall automatically be made free from restrictions. The remaining shares of Restricted Stock shall be forfeited and returned to the Company except to the extent such shares shall be made free from restrictions by the Committee. The "Calculated Portion" shall mean the number of shares (rounded to the nearest whole number) equal to the number of shares of Restricted Stock granted, multiplied by the number of full months which have elapsed since the Award Date, divided by the maximum number of full months remaining in the Restricted Period.

             6. CONTINUANCE OF EMPLOYMENT. Notwithstanding any commitment of the Employee to remain in the employ of the Company, the grant of this Award shall not confer upon the Employee any right with respect to the continuation of his or her employment by the Company or any Subsidiary or alter or interfere in any way with the right of the Company or of any Subsidiary at any time to terminate such employment or to change the compensation of the Employee or other terms of his or her employment; and neither shall these terms alter or in any way affect the rights of the Company or the Employee under any other written employment agreement between them, except as expressly provided herein.

             7. ADJUSTMENTS UPON SPECIFIED EVENTS. Upon the occurrence of certain events relating to the Company's stock contemplated by Section 5.3 of the Plan, the Committee shall make adjustments if appropriate in the number and kind of securities that may become vested under this Award. If any adjustment shall be made under Section 5.3 or 9.5 of the Plan pursuant to an event described therein and the shares of Restricted Stock are not fully vested upon such event or prior thereto, the restrictions applicable to such shares of Restricted Stock shall continue in effect with respect to any consideration or other securities (the "Restricted Property"), received in respect of such Restricted Stock. Such Restricted Property shall vest at such times and in such proportion as the shares of Restricted Stock to which the Restricted Property is attributable vest, or would have vested pursuant to the terms hereof if such shares of Restricted Stock had remained outstanding.

             8. COMPLIANCE; APPLICATION OF SECURITIES LAWS. Notwithstanding anything else contained herein to the contrary, no shares of Common Stock shall be delivered and (subsequent to vesting) no shares shall be offered for sale by the Employee unless and until (i) the Company has received ACC approval to issue the shares and (ii) any then applicable requirements of the Securities and Exchange Commission (the "Commission") or any other regulatory agency having jurisdiction and any exchanges upon which the Common Stock may be listed shall have been fully satisfied. Upon the Company's request, the Employee, or any other person entitled to such shares of Common Stock pursuant to this Award, shall provide a written assurance of compliance (or representations reasonably requested by the Company to assure such compliance) satisfactory to the Company.

             9. WITHHOLDING TAX. The Employee agrees that, in the event the award of the Restricted Stock or the expiration of restrictions thereon results in the Employee's realization of income which for federal, state or local income tax purposes is, in the opinion of counsel for the Company, subject to withholding of tax at source by the Company, the Employee will pay to the Company an amount equal to such withholding tax (or the Company may withhold such amount from the Employee's salary or from dividends deposited with the Company with respect to the Restricted Stock).

             To the extent permissible under tax, securities and other laws, the Company may, in its sole discretion, allow the Employee to satisfy a tax withholding requirement (i) by using already owned (and fully vested) shares; (ii) through a cashless transaction; or
(iii) by directing the Company to apply shares of stock to which the Employee is entitled as a result of the lapse of the Restriction Period.

             10. INVESTMENT REPRESENTATIONS. The Employee represents and agrees that if the Restricted Stock is awarded at a time when there is not in effect under the Securities Act of 1933 (the
"Securities Act") a registration statement relating to the Common
Stock and there is not available for delivery a prospectus meeting the requirements of Section 10(a)(3) of the Securities Act, (i) the Employee will acquire the shares upon such award for the purpose of investment and not with a view to their resale or distribution,
(ii) that upon such award, the Employee will furnish to the Company an investment letter in form and substance satisfactory to the Company, (iii) prior to selling or offering for sale any shares of Common Stock, the Employee will furnish the Company with an opinion of counsel satisfactory to it to the effect that such sale may lawfully be made and will furnish it with such certificates as to factual matters as it may reasonably request, and (iv) that certificates representing shares of Common Stock may be marked with an appropriate legend describing such conditions precedent to sale or transfer.

             11.  LAWS APPLICABLE TO CONSTRUCTION.  The
interpretation, performance and enforcement of the Award and this Agreement shall be governed by the laws of the State of Arizona.

             12. ACCELERATION. In the event of a change in control, as described in Section 14.2 of the Plan, the Restricted Stock shall immediately vest free of restrictions.

             13. NOTICES. Any notice to be given to the Company under the terms of this Agreement shall be in writing and addressed to the Company at its principal office located at 220 West Sixth Street, Tucson, Arizona 85702, Attention: Corporate Secretary, and any notice to be given to the Employee shall be addressed to him or her at the address given beneath the Employee's signature hereto, or at such other address as either party may hereafter designate in writing to the other party.

             14. AMENDMENT. This Agreement may only be amended in writing by an instrument signed by both parties.

             15. GENERAL TERMS. The award of Restricted Stock and this Agreement are subject to, and the Company and the Employee agree to be bound by, the provisions of the Plan that apply to the Restricted Stock or Restricted Stock awards. Such provisions are incorporated herein by this reference. The Employee acknowledges receiving a copy of the Plan and reading its applicable provisions. Provisions of the Plan that grant discretionary authority to the Committee shall not create any rights in the Employee, unless such rights are expressly set forth herein.

             IN WITNESS WHEREOF, the parties have executed this Agreement as of the date and year first written above.

                                  TUCSON ELECTRIC POWER COMPANY,
                                  an Arizona corporation



                                  By: ___________________________________
                                  Name: _________________________________
                                  Title: ________________________________


                                  EMPLOYEE



                                  __________________________________
                                               (Signature)



                                  __________________________________
                                               (Print Name)



                                  __________________________________
                                                (Address)



                                  __________________________________
                                         (City, State, Zip Code)



                                  __________________________________
                                        (Social Security Number)

                                   CONSENT OF SPOUSE


             In consideration of the execution of the foregoing Restricted Stock Award Agreement by the Company, I, _________________, the spouse of the Employee herein named, do hereby join with my spouse in executing the foregoing Restricted Stock Award Agreement and do hereby agree to be bound by all of the terms and provisions thereof and of the Plan.

DATED:  _______________, 19__.              __________________________
                                                Signature of Spouse